EXHIBIT 99.1

CALLAWAY PARTNERS, LLC
FINANCIAL STATEMENTS

Report of Independent Auditors

To the Members of Callaway Partners, LLC:

In our opinion, the accompanying balance sheets and the related statements of income, of members’ equity, and of cash flows present fairly, in all material respects, the financial position of Callaway Partners, LLC at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 3, the Company has restated its financial statements for the year ended December 31, 2005, previously audited by other auditors.

/s/ PricewaterhouseCoopers LLP
October 12, 2007

CALLAWAY PARTNERS, LLC
BALANCE SHEETS

	December 31,
	2006	2005 (Restated, Note 3)
Assets
Current assets:
Cash and cash equivalents	$1,909,156	$2,357,319
Accounts receivables, net	8,862,626	5,673,581
Prepaid expenses	213,813	36,130
Total current assets	10,985,595	8,067,030
Property and equipment, net	813,347	740,794
Deposits	41,427	9,032
Total assets	$11,840,369	$8,816,856

Liabilities and members’ equity
Current liabilities:
Accrued distributions and compensation	$2,046,855	$5,436,770
Accrued IRS settlement	566,260	504,016
Accounts payable and accrued expenses	1,525,315	810,317
Client payables	1,004,539	—
Deferred revenues	—	214,059
Total current liabilities	5,142,969	6,965,162
Non-current liabilities:
Deferred rent payable	87,226	—
Customer deposits	95,000	—
Total non-current liabilities	182,226	—
Commitments and contingencies	—	—
Members’ equity	6,515,174	1,851,694
Total liabilities and members’ equity	$11,840,369	$8,816,856

The accompanying notes are an integral part of the financial statements.

CALLAWAY PARTNERS, LLC
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2006	2005 (Restated, Note 3)
Revenues and reimbursable expenses:
Revenues	$73,063,034	$63,478,156
Reimbursable expenses	11,721,388	14,489,025
Total revenues and reimbursable expenses	84,784,422	77,967,181
Direct costs and reimbursable expenses (exclusive of depreciation shown in operating expenses):
Direct costs	52,423,383	48,364,265
Reimbursable expenses	11,721,388	14,489,025
Total direct costs and reimbursable expenses	64,144,771	62,853,290
Operating expenses:
Selling, general and administrative	10,017,536	5,626,291
Depreciation	176,598	200,406
Total operating expenses	10,194,134	5,826,697
Operating income	10,445,517	9,287,194
Other income (expense):
Interest income (expense), net	(39,911)	27,227
IRS settlement	(62,244)	(328,563)
Other income (expense)	(141,339)	39,943
Total other expense	(243,494)	(261,393)
Net income	$10,202,023	$9,025,801

The accompanying notes are an integral part of the financial statements.

CALLAWAY PARTNERS, LLC
STATEMENTS OF MEMBERS’ EQUITY

Members’ Equity (Restated, Note 3)
Balance at December 31, 2004	$1,604,826
Net income	9,025,801
Contributions from members	260,000
Distributions to members	(9,038,933)
Balance at December 31, 2005	1,851,694
Net income	10,202,023
Distributions to members	(5,538,543)
Balance at December 31, 2006	$6,515,174

The accompanying notes are an integral part of the financial statements.

.
CALLAWAY PARTNERS, LLC
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2006	2005 (Restated, Note 3)
Net income	$10,202,023	$9,025,801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	176,598	200,406
Loss on disposal of property and equipment	43,828	—
Allowances for doubtful accounts	(58,726)	350,000
Changes in operating assets and liabilities:
Increase in accounts receivables	(3,130,319)	(5,862,010)
Increase in prepaid expenses	(177,683)	(35,781)
(Increase) decrease in deposits and other	(32,395)	4,000
(Decrease) increase in accrued compensation	(710,065)	1,320,931
Increase in accounts payable and accrued expenses	714,998	566,158
Increase in accrued IRS settlement	62,244	328,563
Increase in client payables	1,004,539	—
(Decrease) increase in deferred revenues	(214,059)	214,059
Increase in deferred rent payable	87,226	—
Increase in customer deposits	95,000	—
Net cash provided by operating activities	8,063,209	6,112,127
Cash flows from investing activities:
Purchases of property and equipment	(309,004)	(536,907)
Proceeds from sale of property and equipment	16,025	—
Net cash used in investing activities	(292,979)	(536,907)
Cash flows from financing activities:
Proceeds from borrowings under line of credit	2,000,000	850,000
Repayments on line of credit	(2,000,000)	(850,000)
Contributions from members	—	260,000
Distributions to members	(8,218,393)	(5,390,783)
Net cash used in financing activities	(8,218,393)	(5,130,783)

Net (decrease) increase in cash and cash equivalents	(448,163)	444,437
Cash and cash equivalents:
Beginning of the period	2,357,319	1,912,882
End of the period	$1,909,156	$2,357,319

The accompanying notes are an integral part of the financial statements.

CALLAWAY PARTNERS, LLC
NOTES TO FINANCIAL STATEMENTS

1.    Description of Business

Callaway Partners, LLC (the “Company”), a Georgia limited liability company, was formed in March 2002 and began operations in September 2002. The Company hires experienced professionals who specialize in general accounting and finance, internal audit, bankruptcy support, and technical accounting services and provides their services to clients on a staff augmentation or project basis. The Company has offices in Atlanta, Georgia; Birmingham, Alabama; Reston, Virginia; and Southfield, Michigan.

2.    Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes these estimates and assumptions are adequate, actual results could differ from the estimates and assumptions used.

Revenue Recognition
The Company recognizes revenues in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as amended by SAB No. 104, “Revenue Recognition” when persuasive evidence of an arrangement exists, the related services are provided, the price is fixed or determinable and collectibility is reasonably assured. The Company’s revenues are recognized upon the performance of services by the Company’s professionals and are typically billed at standard hourly rates as defined in the services agreement between the Company and the client.

Expense reimbursements that are billable to clients are recognized during the period in which the related professional services are delivered and are included in total revenues and reimbursable expenses. In general, prior to 2006, the revenue and expense components for expense reimbursements billable to clients were netted against each other. The 2005 amounts have been revised to classify these reimbursable expenses as both a component of revenues and of expenses.  The impact of this revision is to increase reimbursable expenses by $10,731,841 as both a component of revenues and of expenses for the year ended December 31, 2005.  These revisions had no impact on previously reported members' equity, net income or cash flows.

Direct Costs and Reimbursable Expenses
Direct costs (exclusive of depreciation and amortization) and reimbursable expenses consist primarily of billable employee compensation and their related benefit costs, as well as direct expenses and administrative costs to be reimbursed by clients.

Cash and Cash Equivalents
The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Allowances for Doubtful Accounts
The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of accounts receivable.

CALLAWAY PARTNERS, LLC
NOTES TO FINANCIAL STATEMENTS

Property and Equipment
Property and equipment is stated at cost, less accumulated depreciation and amortization. Major replacements and betterments are capitalized. Repairs and maintenance are expensed to operations as incurred. The Company will record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets are impaired and the undiscounted cash flows to be generated by those assets are less than the carrying amounts. The Company periodically reviews property and equipment to determine if its carrying costs will be recovered from future operating cash flows. In cases where the Company does not expect to recover its costs, the Company recognizes an impairment loss. No such impairment losses have been recognized to date.

Property and equipment are depreciated over their estimated useful lives using the straight-line method. Estimated useful lives are 3 to 5 years for computer equipment and 5 to 7 years for office furniture and equipment. Leasehold improvements are depreciated using the straight-line method over the shorter of the life of the asset or the term of the lease. Depreciation expense was $176,598 and $200,406 for the years ended December 31, 2006 and 2005, respectively.

Deferred Revenues and Customer Deposits
Deferred revenues represent collections of job related labor and expense in advance of billings. Deferred revenues were $0 and $214,059 as of December 31, 2006 and 2005, respectively. Customer deposits represent retainers received by the Company from clients. Customer deposits were $95,000 and $0 as of December 31, 2006 and 2005, respectively.

Client Payables
Client payables represent amounts overpaid by a client during the year. These payables were refunded by the Company to the client in January 2007.

Income Taxes
The Company is a limited liability company and is not subject to federal or state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying financial statements of the Company since the taxable income or loss of the Company is included in the tax returns of the individual members. The tax returns of the Company are subject to examination by federal and state taxing authorities. If such examinations were to result in adjustments to distributive shares of taxable income or loss, the tax liability of the members would be adjusted accordingly.

Fair Value of Financial Instruments
Cash and cash equivalents are stated at cost, which approximates fair market value. The carrying values for accounts receivable, accounts payable and other accrued liabilities reasonably approximate fair market value due to the nature of the financial instrument and the short-term maturity of these items.

Contingencies
The Company is periodically involved in certain legal proceedings and other disputes that arise in the ordinary course of business. The Company reviews these issues to determine if reserves are required for losses that are probable to materialize and reasonably estimable in accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies”. The Company evaluates such reserves, if any, based upon several criteria including the merits of each claim, settlement discussions, and the advice of outside counsel. The Company’s policy is to include estimates of legal fees and other directly related costs to be incurred in conjunction with a loss contingency in the contingency reserves.

CALLAWAY PARTNERS, LLC
NOTES TO FINANCIAL STATEMENTS

Marketing
The Company’s policy is to expense marketing costs as the costs are incurred. Marketing expenses were $476,782 and $573,711 for the years ended December 31, 2006 and 2005, respectively.

3.    Restatement Relating to IRS Settlement

The Company discovered that since inception it had been erroneously omitting certain amounts of employee compensation from the amounts being reported to the Internal Revenue Service (the “IRS”).

The Company notified the IRS of the omissions, and as of December 31, 2006 had reached an informal understanding with the IRS regarding settlement of the matter. The Company will pay the IRS $566,260. Of this amount, $504,016 related to periods prior to 2006. The settlement amount represents an estimate of the FICA and federal income taxes which would have been paid by the Company and its employees if the amounts had not been omitted from gross compensation. The IRS will not require the Company to file corrected informational returns or issue corrected payee statements to the affected employees for the years in question.

The IRS will not consider the Company’s payment to the IRS on behalf of the employees as income to the employees in the year of payment, and will not require the employees to include the amount in gross income for the years in question. The IRS will not require the Company to pay any penalties or interest or to pay for not furnishing correct W-2’s and properly paying FICA taxes on the excluded income.

The Company believes the liabilities it has incurred as a result of these omissions should be treated as a correction of an error, and recorded these amounts in the period in which the related omissions occurred. The effect of the errors to the Company was to understate the originally reported accrued liabilities and to overstate the originally reported net income and members’ equity balances by the following amounts: $328,563 in 2005 and $175,453 in periods prior to 2005.

Subsequently in June 2007, the Company entered into a formal settlement agreement with the IRS and paid $566,260.

4.    Accounts Receivable

Accounts receivable consists of the following:

	As of December 31,
	2006	2005
Accounts receivable	$8,852,039	$5,213,505
Unbilled accounts receivable	301,861	810,076
Total accounts receivable	9,153,900	6,023,581
Less: Allowance for doubtful accounts	(291,274)	(350,000)
Total accounts receivable, net	$8,862,626	$5,673,581

CALLAWAY PARTNERS, LLC
NOTES TO FINANCIAL STATEMENTS

5.    Property and Equipment

Property and equipment consists of the following:

	As of December 31,
	2006	2005
Computer equipment	$935,083	$929,976
Office furniture and equipment	275,023	79,480
Leasehold improvements	26,474	6,280
Total property and equipment, at cost	1,236,580	1,015,736
Less: Accumulated depreciation	(423,233)	(274,942)
Total property and equipment, net	$813,347	$740,794

6.    Line of Credit

Prior to September 11, 2006, the Company had a line of credit with a financial institution of up to $5,000,000 based upon qualified accounts receivable. The line of credit was secured by the Company’s business assets and guaranteed by three of the Company’s members. Interest was charged monthly on the outstanding balance at 7.750%. There was no outstanding balance under this line of credit at December 31, 2005. In September 2006, the Company closed this line of credit, and transferred the outstanding balance to a new line of credit as described below.

In September 2006, the Company obtained a new $5,000,000 revolving line of credit with a different financial institution. The line of credit bears interest at the one month LIBOR plus 1.75%. Prior to September 8, 2008, the Company has a one time option to request an increase in its revolving line of credit up to $8,000,000, provided it meets certain covenants as defined in the line of credit loan agreement. On September 8, 2009, the line of credit will expire, upon which time any unpaid principal and interest are due. The Company will pay an availability fee equal to 0.20% per annum on the unused portion of the line of credit for each day during the preceding fiscal quarter. No availability fee will be due for any quarter in which the average line of credit balance outstanding is greater than $3,000,000. The line of credit requires annual audited financial statements to be submitted within 120 days after year end.

As of December 31, 2006, the Company’s total available credit was $5,000,000, with no outstanding balance. The line of credit is collateralized by all personal property of the Company (including a continuing perfected security interest in all accounts, documents, line of credit rights, chattel paper, accessions, inventory, equipment, general intangibles, deposit accounts, instruments, investment property, and financial assets). The Company is required to meet certain debt service coverage ratios as defined in the line of credit loan agreement, and maintain all operating and deposit cash accounts with the financial institution providing the line of credit. As of December 31, 2006, the Company was transitioning its operating and deposit cash accounts from the old financial institution to the new financial institution and has obtained a waiver for this debt covenant.

The revolving line of credit was subsequently closed upon the sale of the Company as described in note 13 below.

CALLAWAY PARTNERS, LLC
NOTES TO FINANCIAL STATEMENTS

7.    Members' Equity

Prior to January 1, 2006, ownership of the Company was divided into two classes of units, “Class A Units” and “Class B Units”. Class A Units granted an interest in the profits, losses and distributions of all operations and activities of the Company. Class B Units granted an interest in the profits, losses and distributions of all operations and activities of the Company, except for those arising from the performances of services by the Company on a specific project as defined in the operating agreement. As of December 31, 2005, there were 87,000 Class A Units and 13,000 Class B Units outstanding. On January 1, 2006, all outstanding Class B Units were converted into and became the same number of Class A Units. As of December 31, 2006, there are 100,000 Class A Units outstanding.

Prior to December 20, 2006, the Company had a Phantom Performance Unit Plan (the “Phantom Plan”) to provide certain key employees the ability to share in the growth in the value of the Company. Such benefits were based upon the award of performance units (“Performance Units”). As of December 31, 2005, there were 2,000 Performance Units outstanding. During 2006, all 2,000 of the Performance Units outstanding under the Phantom Plan were converted into Unit Awards under the new Plan described below.

On December 20, 2006, the Company adopted the 2006 Unit Appreciation Awards Plan (the “Plan”). The purpose of the Plan is: (1) to encourage performance by key management employees, partners, managers and members of the Company, (2) to provide an incentive for such employees to expand and improve the profits and prosperity of the Company, and (3) to assist the Company in attracting and retaining key personnel through the grant of unit appreciation awards (“Unit Awards”). The Plan is administered collectively by the Company, through its managers and any such committee as they may designate.

The Company has created for the purposes of the Plan 25,000 Unit Awards. All Unit Awards granted to a participant shall become fully vested by no later than the fifth anniversary following the date of grant. The Company may provide, at its discretion, for immediate vesting or for accelerated vesting under specific circumstances as described in the Plan.

Payments of vested Unit Awards will be triggered only when one of the following events (a “Change of Control Event”) occurs: (1) the sale of all or substantially all of the Company’s assets, a liquidation, or winding up of the Company or (2) any transaction or series of related transactions whether by sale, merger or consolidation, in which there is a shift of more than fifty percent (50%) of the Company’s ownership and economic interests to any transferee who is not a member of the Company as of the date of this Plan. Except as provided for in the Plan, if a Change of Control event has not occurred within the six months of the termination of employment, death or disability of a participant, all vested units previously awarded to the participant will be forfeited.

As of December 31, 2006, there were 18,500 Unit Awards outstanding with vesting schedules of zero to three years. No expense relating to the Performance Units or the Unit Awards was recognized for the years ended December 31, 2006 and 2005. Upon the sale of the Company in July 2007 as described in note 13 below, all outstanding Unit Awards were rescinded.

CALLAWAY PARTNERS, LLC
NOTES TO FINANCIAL STATEMENTS

8.     Benefit Plan

The Company sponsors a defined contribution 401(k) plan under which eligible employees may choose to contribute up to 100% of their salary, less applicable Social Security and Medicare taxes on a pre-tax basis, subject to certain IRS limitations. All employees who are twenty-one or older are immediately eligible to participate in the plan upon their hire date. There is no service requirement. The Company does not currently make a matching contribution.

9.    Supplemental Disclosure of Cash Flow Information
	2006	2005
Cash paid for interest during the year	$105,154	$7,940

As of December 31, 2006 and 2005, the Company had accrued distributions payable of $968,300 and $3,648,150, respectively. These amounts have been treated as non-cash items on the respective statements of cash flows.

10.    Concentrations

Concentration by revenue source - In 2006, the two largest clients accounted for approximately 43% and 14% of the Company’s revenues. In 2005, the largest client accounted for approximately 70% of the Company’s revenues.

Concentration by financial institution - At various times throughout the year, the Company maintains cash and cash equivalents in accounts with various financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company’s management regularly monitors the financial stability of these financial institutions and does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts.

Concentration by financial instrument - Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of trade receivables. The Company monitors its exposure to credit losses and maintains an allowance for doubtful accounts.

As of December 31, 2006, three clients accounted for approximately 22%, 17%, and 10% of trade receivables. As of December 31, 2005, three clients accounted for approximately 29%, 25%, and 13% of trade receivables.

11.    Commitments and Contingencies

Lease Commitments - The Company leases office space under three separate non-cancelable operating leases with expiration dates extending until 2012. Additionally, the Company leases office space at a fourth location on a month to month basis, and rents certain office equipment under cancelable leases. Rent expense for the years ended December 31, 2006 and 2005 was $291,395 and $203,483, respectively.

CALLAWAY PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

The minimum annual future rental payments under the non-cancelable leases are as follows:

Year ending December 31,
2007	$314,601
2008	342,919
2009	322,195
2010	275,997
2011	273,337
Thereafter	185,832
Total	$1,714,881

Legal - The Company is a defendant in a class action lawsuit filed in August 2006 by former employees seeking unspecified damages alleging they were not paid correctly for overtime bonus hours worked as provided for by the Fair Labor Standards Act of 1938. The Company denies these claims, and intends to vigorously defend its position. The Company has provided an accrual of $650,000 during the year ended December 31, 2006 for the estimated legal fees and settlement costs of this suit.

Purchase Obligations - In May 2005, the members entered into the Second Amended and Restated Operating Agreement (the “Agreement”). In the event of death, termination without cause or disability of a member, the Agreement obligates the Company to purchase the affected member’s membership interest in the Company.

Upon the death of a member (the “Decedent”), the Company is obligated to purchase the decedent’s membership interest at a price equal to seventy-five percent (75%) of the fair market value of the decedent’s interest in the Company (the “Decedent Purchase Price”). The Decedent Purchase Price shall be payable in cash or check on the closing date, as defined, unless the Company elects prior to or on the closing date to purchase the decedent’s interest in installments as provided in the Agreement. The Company has purchased term life insurance policies on three of its members to cover a portion of its purchase obligation in the event of the death of a member.

In the event a member’s employment or consulting arrangement with the Company is terminated by the Company without cause or a member suffers a disability, the member may require the Company to purchase its membership interest at a price equal to one hundred percent (100%) or seventy-five percent (75%) of the fair market value of the member’s interest in the Company, respectively. The Company may elect to purchase the member’s interest in installments as outlined in the Agreement.

In the event a member is terminated for cause, the Company may choose to purchase and the member shall sell such member’s membership interest at a price equal to twenty-five percent (25%) of the fair market value of the member’s interest in the Company.

12.    Related Party Transactions

The owners of the Company also have key roles in the operations of the Company. During 2006 and 2005, the owners were paid certain salaries, commissions, consulting fees, and discretionary bonuses in addition to the distributions reflected in the Statement of Members’ Equity.

CALLAWAY PARTNERS, LLC
NOTES TO FINANCIAL STATEMENTS

13.    Subsequent Event

On July 29, 2007, Huron Consulting Group Inc. (“Huron”) acquired the Company for $60,000,000 in cash paid at closing, subject to standard post-closing adjustments. Additional purchase consideration in cash may be payable by Huron if specific performance targets are met over the five-year period beginning on January 1, 2008 and ending on December 31, 2012.